Exhibit 99.1
Forge Appoints Financial Services Veteran
Brian McDonald to its Board of Directors

SAN FRANCISCO – March 18, 2025 – Forge Global Holdings, Inc. (“Forge,” or the “Company”) (NYSE: FRGE), a leading private market platform, announced today the appointment of Brian McDonald to its Board of Directors, as well as to its Audit Committee and Risk Committee.

Mr. McDonald brings to Forge decades of leadership experience in financial services, wealth management, and digital business. Most recently, he served as Managing Director, Head of Direct and Institutional Businesses at Morgan Stanley, where he helped build and lead Morgan Stanley at Work, one of the world's largest workplace financial platforms. Before that, he spent over 20 years at Charles Schwab, leading workplace and retail service functions, ultimately serving as Senior Vice President. His leadership has been instrumental in developing innovative financial solutions and advancing strategic initiatives within the industry.

“Brian’s deep understanding of financial technology, equity compensation, and digital business strategy makes him a valuable addition to our Board of Directors,” said Kelly Rodriques, CEO of Forge. “His rich experience at global financial institutions will be an asset to Forge as we continue to pursue profitable, technology-enabled growth and international expansion.”

In addition to his executive leadership roles, Mr. McDonald has been an advisor to companies focused on AI-driven investment platforms and digital transformation in wealth management. He is also an investor in the financial services and financial technology sectors, currently serving on the boards of two companies as an Executive in Residence at TIFIN, an AI platform for asset, wealth, and insurance services. Mr. McDonald holds a B.A. in Economics from Indiana University and an M.B.A. from Ball State Graduate School of Business.

“I am honored to join the board of Forge Global at such a pivotal time for the private market ecosystem,” said Mr. McDonald. “Forge has brought greater transparency, access, and efficiency to the private market. I look forward to working with the leadership team and my fellow board members to support the company's continued growth and innovation."

About Forge

Forge is a leading provider of marketplace infrastructure, data services and technology solutions for private market participants. Forge Securities LLC is a registered broker-dealer and a Member of FINRA that operates an alternative trading system.

Forward-Looking Statements

This press release contains “forward-looking statements,” which generally are accompanied by words such as “believe,” “may,” “could,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “target,” “goal,” “expect,” “should,” “would,” “plan,” “predict,” “project,” “forecast,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict, indicate, or relate to future events or trends or Forge’s future financial or operating performance, or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding Forge’s beliefs regarding future opportunities for Forge to expand its business. Forward-looking statements are predictions, projections, and other statements about future events that are based on current expectations and assumptions and, as a result, while considered reasonable by Forge and its management, are subject to risks and uncertainties that may cause actual results to differ materially from current expectations. You should carefully consider the risks and uncertainties described in Forge’s documents filed, or to be filed, with the SEC, including in its Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K. There may be additional risks that Forge presently does not know of or that it currently believes are immaterial that could also cause actual results to differ materially from those contained in the forward-looking statements. In addition, forward-looking statements reflect Forge’s expectations, plans, or forecasts of future events and views as of the date of this press release. Forge anticipates that subsequent events and developments will cause its assessments to change. However, while Forge may elect to update these forward-looking statements at some point in the future, Forge specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Forge’s assessments as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Press Inquiries

Lindsay Riddell
press@forgeglobal.com

Investor Relations Inquiries

Dominic Paschel
ir@forgeglobal.com